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                                                                   Exhibit 10.29

INDEMNITY AGREEMENT
(HEREINAFTER "AGREEMENT")

        This INDEMNITY AGREEMENT is made effective as of this 31st day of March, 1998 by and between NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA., (hereinafter called the "COMPANY') and WERNER HOLDING CO. (PA), INC. (hereinafter called "WERNER").

        WHEREAS, the COMPANY and MANUFACTURER'S INDEMNITY AND INSURANCE COMPANY OF AMERICA (hereinafter "MICCA" entered into an Reinsurance Agreement (a copy of which is attached hereto as Exhibit A and hereinafter referred to as the "REINSURANCE") whereby the COMPANY reinsured all of MICCA's obligations (hereinafter "PRODUCTS LOSSES"), subject to certain coverage limitations, under certain policies of products liability insurance referenced in the REINSURANCE.

        WHEREAS, the COMPANY, WERNER and Travelers Indemnity Company of Hartford (hereinafter "TRAVELERS") entered into a Novation Agreement (a copy of which is attached hereto as Exhibit B and hereinafter referred to as the "TRAVELERS NOVATION") whereby the COMPANY agreed to assume all of WERNER's obligations (hereinafter "RETENTION AMOUNTS") under certain Agreement Letters referenced in the NOVATION.

        NOW, THEREFORE, in consideration of the mutual covenants and promises herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        SECTION 1. The COMPANY has agreed to accept: 1) one hundred percent (100%) of the PRODUCTS LOSSES, net of reinsurance as further described in
Section 2 below; and 2) one hundred percent (100%) of the RETENTION AMOUNTS; with the total of the MICCA PRODUCTS LOSSES and RETENTION AMOUNTS being subject to an absolute aggregate limit of seventy five million dollars ($75,000,000.00) (hereinafter the "TOTAL PROGRAM AGGREGATE LIMIT"). Under no circumstances shall the total liability of the Company for the total of PRODUCTS LOSSES and the RETENTION AMOUNTS exceed the TOTAL PROGRAM AGGREGATE LIMIT.

        SECTION 2. It is understood that for purposes of this AGREEMENT that the COMPANY is accepting one hundred percent of PRODUCTS LOSSES for those layers which are not reinsured by the reinsurance agreements as listed in the Schedule C attached hereto. The portions of PRODUCTS LOSSES covered by the reinsurance agreements listed in Schedule C are not included as PRODUCTS LOSSES under this Agreement and as such will not erode the seventy five million dollar overall aggregate described in this Indemnity Agreement.

        SECTION 3. WERNER hereby agrees to indemnify and reimburse, within ten
(10) business days of demand, the COMPANY against any and all liability, loss, damage or expense, including without limitation, reasonable attorney's fees, and allocated and unallocated loss adjustment expense, arising from all manner of action, suits, claims for sums of money, and demands brought or made against the COMPANY for all PRODUCTS LOSSES and RETENTION AMOUNTS in excess of the TOTAL PROGRAM AGGREGATE LIMIT.


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        SECTION 4. This AGREEMENT shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.


        SECTION 5. This AGREEMENT contains the full and complete understanding and agreement between the parties hereto with respect to the subject matter hereof, and the parties acknowledge that neither is entering into this AGREEMENT in reliance upon any term, condition, representation or warranty not stated herein and that this AGREEMENT replaces any and all prior agreements whether oral or written, pertaining to the subject matter hereof.

        SECTION 6. All changes to, and waivers of any provision of, this AGREEMENT must be in writing and agreed to by the parties hereto.

        SECTION 7. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

        SECTION 8. Notwithstanding anything to the contrary, the parties agree that the TOTAL PROGRAM AGGREGATE LIMIT shall be inclusive of all Supplementary Payments related to the PRODUCTS LOSSES and all attorney's fees and allocated or unallocated loss adjustment expenses related to the RETENTION AMOUNTS.

        SECTION 9. This Agreement shall be governed by the laws of the State of New York and the parties hereto do irrevocably submit to the non-exclusive jurisdiction of the Courts in the State of New York and to the extent permitted by law the parties expressly waive all rights to challenge or otherwise limit such jurisdiction.


        IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT to be executed by their duly authorized representatives in New York, New York as of the date first above written.


        NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA.,

        By:   /s/
            ---------------------------------
               Name:
               Title:


        WERNER HOLDING CO. (PA), INC.

        By:   /s/
            ---------------------------------
               Name:
               Title: